EXHIBIT 12.1


                 RATIO OF EARNINGS TO FIXED CHARGES (Unaudited)
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                                                  Fiscal Year Ended December 31,
                                        2004       2003        2002        2001       2000
                                    --------------------------------------------------------
Earnings:
Income before income taxes           $ 23,732   $ 33,316    $ 20,965    $ 13,778   $   (876)
Pretax charges (credits)                 --          (94)        (28)       --         --

Fixed Charges:
Interest expense                        3,857      3,523       3,265       3,699     12,305
Capitalized interest                     --           99          30        --         --
Deferred financing fees                   678        578         487         312        907
Interest portion of rental expense        354        319         275         300        306
                                    --------------------------------------------------------
                                     $ 28,621   $ 37,741    $ 24,994    $ 18,089   $ 12,642
                                    ========================================================
Fixed Charges:
Interest expense                        3,857      3,523       3,265       3,699     12,305
Capitalized interest                     --           99          30        --         --
Deferred financing fees                   678        578         487         312        907
Interest portion of rental expense        354        319         275         300        306
                                    --------------------------------------------------------
                                     $  4,889   $  4,519    $  4,057    $  4,311   $ 13,518
                                    ========================================================

Ratio of Earnings to Fixed Charges        5.9        8.4         6.2         4.2        0.9
                                    ========================================================

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